Exhibit 3 - BY LAWS

                             BY LAWS

                                OF

             FLORIDINO'S INTERNATIONAL HOLDINGS INC.



                       ARTICLE I - OFFICES

     The principal office of the corporation shall be established and maintained at 3560 Cypress Gardens Road, in the City of Winter Haven, County of Polk, State of Florida. The Corporation may also have offices at such places within or without the State of Florida as the board may from time to time establish, or as the business of the Corporation may require from time to time.

                    ARTICLE II - SHAREHOLDERS

     1. ANNUAL MEETINGS
     The annual meeting of the Shareholders of this Corporation shall be held on the 1st day of April of each year or at such other time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the Corporation and all other matters properly before the Board. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

     2. SPECIAL MEETINGS
     Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by Shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Shareholders requesting the meeting shall designate another person to do so.

     3. PLACE
     Meetings of Shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

     4. NOTICE
     Written notice to each Shareholder entitled to vote stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting. If any Shareholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting either before, during or after meeting, by a writing signed by the Shareholders entitled to the notice.

     5. QUORUM AND VOTING
     The majority of the Shares entitled to vote, represented in person or by Proxy, shall constitute a Quorum at a meeting of Shareholders, but in no event shall a Quorum consist of less than 1/3 of the shares entitled to vote at the meeting.
     After a Quorum has been established at a Shareholders meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for-the Quorum, shall not effect the validity of any action taken at the meeting or any adjournment thereof.
     If a quorum exists, action on a matter, other than the election of directors, is approved it the votes cast by the holders of the Shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Florida Business Corporation Act or the Corporation's Articles of Incorporation.

         6. PROXY
         Every Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by Proxy. The Proxy must be signed by the Shareholder or his attorney-in-fact. A Proxy shall be effective when received by the Secretary of the Corporation or other person authorized to tabulate votes. No Proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the Proxy.


                     ARTICLE III - DIRECTORS

         1. BOARD OF DIRECTORS
         The business of the corporation shall be managed and its corporate power exercised by a Board of Directors, each of whom shall be of full age. it shall not be necessary for Directors to be Stockholders or residents of the state of Florida.

         2. ELECTION AND TERM OF DIRECTORS
         Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until his prior resignation, removal, or death. Unless otherwise provided in the Articles Of incorporation, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         3. VACANCIES
         If the office of any Director, member of a committee or other officer becomes vacant, including a vacancy resulting from an increase in the numbers of Directors, the remaining Directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

         4. REMOVAL OF DIRECTORS
         Any or all of the Directors may be removed with or without cause by vote of a majority of all of the stock outstanding and entitled to vote at an annual -meeting or special meeting of stockholders called for that purpose.

         5. NUMBER OF DIRECTORS; NEWLY CREATED DIRECTORSHIPS
         The authorized number of directors shall not be less than 5.
The number of Directors may be increased by amendment of these By-Laws, by the affirmative vote of a majority in interest of the Stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

         6. RESIGNATION
         A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation of such officer shall take effect upon receipt thereof by the board, and the acceptance of the resignation shall not be necessary to make it effective.

         7. QUORUM OF DIRECTORS AND VOTING
         A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present shall be the act of the Board of Directors.

         8. PLACE AND TIME OF BOARD MEETINGS
         The board may hold its meeting at the office of the corporation or at such other places, either within or without the State of Florida as it may from time to time determine.
         9. NOTICE OF MEETINGS OF THE BOARD
         A regular annual meeting of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail, wire or fax; special meetings shall be called by the President or by the Secretary in a like manner on written request of two Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

         10. REGULAR ANNUAL MEETING
         A regular annual meeting of the Board shall be held immediately following the annual meeting of Stockholders at the place of such annual meeting of Stockholders.

         11.  EXECUTIVE AND OTHER COMMITTEES
         The Board, by resolution, may designate two or more of their members to any committee. To the extent provided in said resolution or these By-Laws, said committee any exercise the powers of the Board concerning the management of the business of the corporation.

         12. COMPENSATION
         No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                      ARTICLE IV - OFFICERS

         1.   OFFICERS, ELECTION AND TERM
         a) The Board may elect or appoint a Chairman, a President, one or more vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.
         b) All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have be-en elected or appointed and qualified.
         c) Any two or more offices may be held by the same person.

         2.   REMOVAL, RESIGNATION, SALARY, ETC.
         a)   Any officer elected or appointed by the Board may
be
removed by the     Board with or without cause.
         b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.
         c) An officer may resign at any time by delivering a written notice to the corporation.
         d) The salaries of all officers shall be fixed by the Board.
         e) The Directors may require any Officer to give security for the faithful performance of his duties.
         f) Any vacancy in any office may be filled by the Board of
Directors.

         3.DUTIES
         The officers of this Corporation shall have the following duties:
         The President shall be the chief executive officer of the
Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the board of Directors, and shall preside at all meetings of the Shareholders and Board of Directors.
         In absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there is more than one vice-President, the Vice-Presidents in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
         The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.
         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                  ARTICLE V - STOCK CERTIFICATES

         1. ISSUANCE
         Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares of which he is entitled. No certificate shall be issued for any share until such share is fully paid.
         2. FORM
         Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.

         3. TRANSFER OF STOCK
         The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

         4. LOST, STOLEN OR DESTROYED CERTIFICATES
         If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.


                  ARTICLE VI - BOOKS AND RECORDS

         1. BOOKS AND RECORDS
         This Corporation shall keep correct and complete books and records of account and shall keep -minutes of the proceedings of its Shareholders, Board of Director and committees of Directors.
         This corporation shall keep at its registered office or principal place of business a record of its Shareholders, qiving the names and addresses of all Shareholders and the number of the shares hold by each.
         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.


         2.   SHAREHOLDERS' INSPECTION RIGHTS
         If he gives the Corporation written notice of his demand, made in good faith and stating the purpose thereof, at least 5 business days before the date on which he wishes to inspect and copy, a shareholder shall have the right to examine, in person or by agent or attorney, during regular business hours for any proper purpose, the Corporation's relevant books and records of accounts, minutes and records of Shareholders and to make extract therefrom.

         3. FINANCIAL INFORMATION
         The Corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the f iscal year, an income statement for that year, and a statement of cash flows for that year. If f inancial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also m,ast be prepared on that basis.

         If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the corporation's accounting records:

                       1.   stating his reasonable belief whether
the statements
were prepared on the basis of generally accepted accounting
principles and, if not, describing     the basis of preparation;
and

         2. describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.


                      ARTICLE VII -DIVIDEND

         The Board may out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

                  ARTICLE VIII - CORPORATE SEAL

         The seal of the corporation shall be circular inform and bear the name of the corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                      ARTICLE IX - EXECUTION

         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by, such officer or officers or other person or persons as the Board may from time to time designate.

                     ARTICLE X - FISCAL YEAR

         The fiscal year shall begin the first day of January in each year.


             ARTICLE XI - NOTICE AND WAIVER OF NOTICE

         Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given an the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.
         Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time state therein, shall be deemed equivalent thereto.


                    ARTICLE XII - CONSTRUCTION

         Whenever a conflict arises between the language of these By-

Laws and the Articles of Incorporation, the Articles of Incorporation shall govern.


             ARTICLE XIII - ACTION WITHOUT A MEETING

         1. ACTION BY SHAREHOLDERS WITHOUT A MEETING.
         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if one or more consents in writing, setting forth the action so taken, shall be signed and dated by the holders of the outstanding stock entitled to vote with respect to the subject matter thereof and having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation for inclusion in the minute book.
         2. ACTION BY DIRECTORS WITHOUT A MEETING.
         Any action required or permitted to be taken by the Board of
Directors or a committee of the Board at a meeting may be taken without a meeting if all the members of the Board or the committee take the action, each director or committee member signs a written consent describing the action taken, and the consents are filed with the records of the Corporation.

                     ARTICLE XIV - AMENDMENTS

         These By-Laws may be altered or repealed and BY-Laws may be made at any annual meeting of the Stockholder5 or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal to be made, be contained in the notice of such special meeting.